UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2025

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on October 16, 2024, the Company effected a 1-for-22 reverse stock split. In connection with same, the Staff (as defined below) determined that the bid price of the Company’s listed securities has closed at less than $1.00 per share over the previous 30 consecutive business days, and as a result, does not comply with Nasdaq Listing Rule 5550(a)(2).

As such, on March 12, 2025, Sharps Technology, Inc. (the “Company”), was notified by the staff (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) that it was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market as the bid price of its securities had closed at less than $1.00 per share over the previous 30 consecutive business days. Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the rule. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period due to the fact that the Company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one.

The Company’s securities will be delisted from the Nasdaq Capital Market unless the Company requests a hearing and appeals Nasdaq’s determination. Accordingly, the Company will be timely filing a hearing request before the deadline which will automatically stay the delisting and suspension of the Company’s securities pending the decision of the Nasdaq Hearings Panel (the “Panel”). At the hearing, the Company intends to present its views and its plans to regain compliance with the minimum bid price rule to the Panel. There can be no assurance that the Company will be able to evidence compliance with the minimum bid price rules or any other applicable requirements for continued listing on The Nasdaq Capital Market prior to the hearing. In the interim, the Company expects its common stock and warrants will remain listed on Nasdaq under its existing symbols, “STSS” and “STSSW” while it awaits the hearing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2025

SHARPS TECHNOLOGY, INC.

/s/ Robert Hayes
Robert Hayes
Chief Executive Officer